Exhibit 10.8

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (the “Agreement”) is made as of March 18, 2004, by and among Broadway Financial Corporation, a Delaware corporation (the “Company”), Hot Creek Ventures 1, L.P., a Nevada limited partnership (“Ventures”), Hot Creek Capital, L.L.C., a Nevada limited liability company (“HCC”), Hot Creek Investors L.P., a Nevada limited partnership (“Investors” and, collectively with Ventures, “Stockholders”), and David M. W. Harvey, an individual resident of the State of Nevada (“Harvey” and, together with Stockholders and HCC, the “Stockholder Parties”).

RECITALS

A. Ventures owns 401,912 shares of the common stock, par value $0.01 per share, of the Company (“Common Stock”), and Investors owns 8,400 shares of Common Stock.

B. The Company and the Stockholder Parties have agreed that the Company will purchase such shares of Common Stock from Stockholders upon the terms and subject to the conditions set forth herein.

C. The Company and the Stockholder Parties desire to enter into certain standstill arrangements and other agreements, upon the terms and subject to the conditions set forth herein.

AGREEMENT

THEREFORE, in consideration of the respective agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, each intending to be legally bound, hereby agree as follows:

ARTICLE I.

PURCHASE; CLOSING

1.1 Purchase of Securities. Subject to the terms and conditions of this Agreement, the Company shall purchase at the Closing and the Stockholder Parties shall sell, transfer and convey to the Company, all of the equity securities of the Company owned by any of the Stockholder Parties or their affiliates (the “Securities”). The aggregate purchase price for the Securities hereunder shall be $5,744,368 (the “Purchase Price”).

1.2 Closing. The purchase and sale of the Securities shall take place at the offices of Mayer, Brown, Rowe & Maw LLP, 350 South Grand Avenue, 25th Floor, Los Angeles, California 90071, on March 18, 2004, or at such other time and place as the Company and the Stockholder Parties mutually agree in writing (which time and place are referred to herein as the “Closing”).

1.3 Closing Actions.

(a) At the Closing, the Stockholder Parties shall deliver to the Company a stock certificate or certificates representing all of the Securities, duly endorsed or accompanied by duly executed stock powers, or shall take such other actions acceptable to the Company as shall be necessary or convenient to transfer the Securities and all right, title and interest therein to the Company, free of any pledge, security interest, lien, levy, charge or other encumbrance of any kind, and any adverse claim or ownership or other interest of any other Person (collectively “Liens”).

(b) At the Closing, the Company shall pay the Purchase Price to Stockholders, against delivery of the Securities, by certified or cashiers checks made payable to Ventures and Investors, respectively, in payment for the shares of Common Stock held by each of them.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES OF THE STOCKHOLDER PARTIES

Each Stockholder Party hereby jointly and severally represents and warrants to the Company as of the date hereof and as of the Closing as follows:

2.1 Organization and Good Standing.

(a) Each of Stockholders is a limited partnership, duly organized, validly existing and in good standing under the laws of the State of Nevada, with full power and authority to (i) conduct its business as it is now being conducted, and (ii) execute and deliver this Agreement and perform its obligations hereunder.

(b) HCC is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Nevada, with full power and authority to (i) conduct its business as it is now being conducted, and (ii) execute and deliver this Agreement and perform its obligations hereunder. HCC is the sole general partner of each Stockholder.

2.2 Authority; No Conflict.

(a) This Agreement constitutes the legal, valid and binding obligation of the Stockholder Parties, enforceable against the Stockholder Parties in accordance with its terms. The Stockholder Parties have the absolute and unrestricted right, power and authority to execute and deliver this Agreement and to perform their respective obligations hereunder. The execution, delivery and performance of this Agreement by the Stockholder Parties have been duly and validly authorized by all necessary action of the Stockholder Parties and, to the extent applicable, the equity interest holders thereof.

(b) Neither the execution and delivery of this Agreement, nor the consummation or performance of any of the transactions contemplated hereby (the “Contemplated Transactions”) by the Stockholder Parties will, directly or indirectly (with or without notice or lapse of time):

(i) contravene, conflict with, or result in a violation of (A) any provision of the Certificate of Limited Partnership or [Limited Partnership Agreement] of either Stockholder, (B) any provision of the Articles of Formation or [Limited Liability Company Agreement] of HCC, (C) any resolution or agreement by the partners of either Stockholder or (D) any resolution or agreement by the members of HCC;

(ii) contravene, conflict with, or result in a violation of, or give any foreign or domestic Federal, state or local governmental authority (collectively, “Governmental Authorities”) or any other Person the right to challenge, any of the Contemplated Transactions or to exercise any remedy or obtain any relief under, any Federal, state, local, municipal, or administrative statute, rule, regulation or principle of common law (collectively, “Legal Requirements”) or any award, decision, injunction, judgment, order, ruling, subpoena, or verdict entered, issued, made, or rendered by any court, administrative agency or other Governmental Authority (collectively “Orders”) to which any Stockholder Party or the Securities may be subject;

(iii) contravene, conflict with or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity of performance of, or to cancel, terminate or modify, any agreement, contract, promise, commitment or undertaking (whether written or oral) (collectively “Agreements”) to which any of the Stockholder Parties is a party or otherwise bound; or

(iv) result in the imposition or creation of any Lien upon or with respect to the Securities.

2.3 Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, or notice to any Governmental Authority or any other Person on the part of the Stockholder Parties (other than reports required to be filed with the Securities and Exchange Commission pursuant to Section 13(d) or Section 16(a) of the Exchange Act of 1934, as amended (the “Exchange Act”)) is required in connection with the consummation of the Contemplated Transaction.

2.4 Securities Owned. Ventures is the sole owner of and has good and valid title to 401,912 shares of Common Stock, and Investors is the sole owner of and has good and valid title to 8,400 shares of Common Stock, which shares in the aggregate constitute all of the Securities, free and clear of any Liens. Except for such shares of Common Stock, none of the Stockholder Parties nor any of their respective affiliates (as such term is defined in the regulations under the Exchange Act) owns, or has any right to acquire, any beneficial interest in or authority to vote or transfer any securities of the Company, any securities that are convertible into or exchangeable for securities of the Company or any securities that derive their value from securities of the Company.

2.5 Rights to Securities. None of the Stockholder Parties has any Agreement or relationship (legal or otherwise) between or among themselves and any Person with respect to securities of the Company, including but not limited to transfer or voting of any of the Shares, finder’s fees, joint ventures, loan or option arrangements, puts or calls, guarantees of profits, division of profits or losses, or the giving or withholding of proxies.

ARTICLE III.

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company hereby represents and warrants to the Stockholder Parties as of the date hereof and as of the Closing as follows:

3.1 Organization and Good Standing. The Company is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with full corporate power and authority to execute and deliver this Agreement and perform its obligations hereunder.

3.2 Authority; No Conflict.

(a) This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Company has the absolute and unrestricted right, power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement by the Company have been duly and validly authorized by all necessary action of the Company.

(b) Neither the execution and delivery of this Agreement, nor the consummation or performance of any of the Contemplated Transactions by the Company will, directly or indirectly (with or without notice or lapse of time):

(i) contravene, conflict with, or result in a violation of (A) any provision of the Certificate of Incorporation or Bylaws of the Company or (B) any resolution adopted by the Board of Directors of the Company or any committee thereof;

(ii) contravene, conflict with, or result in a violation of, or give any Governmental Authority or any other Person the right to challenge, any of the Contemplated Transactions or to exercise any remedy or obtain any relief under any Legal Requirement or Order to which the Company may be subject; or

(iii) contravene, conflict with or result in a violation or breach of any provision of, or give any Person the right to declare a default or exercise any remedy under, or to accelerate the maturity of performance of, or the cancel, terminate or modify, any Agreement to which the Company is a party or otherwise bound.

3.3 Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, or notice to any Governmental Authority or any other Person on the part of the Company is required in connection with the consummation of the Contemplated Transaction, except for filings pursuant to the Exchange Act and the rules thereunder and the rules of the NASDAQ Stock Market.

ARTICLE IV.

CONDITIONS OF THE STOCKHOLDER PARTIES’ OBLIGATIONS

The obligations of each Stockholder Party to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless waived in writing:

4.1 Representations and Warranties. The representations and warranties of the Company contained in Article III shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

4.2 Qualifications. All permits, authorizations and filings, if any, that are required to be made prior to the lawful purchase of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing.

ARTICLE V.

CONDITIONS OF THE COMPANY’S OBLIGATIONS

The obligations of the Company to each Stockholder Party under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived in writing:

5.1 Representations and Warranties. The representations and warranties of the Stockholder Parties contained in Article II shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

5.2 Qualifications. All permits, authorizations and filings, if any, that are required to be made prior to the lawful purchase of the Securities pursuant to this Agreement shall be obtained and effective as of the Closing.

ARTICLE VI.

COVENANTS

6.1 Resignation of Harvey. Effective upon the Closing, Harvey hereby resigns as a member of the Board of Directors of the Company.

6.2 Standstill Agreements.

(a) For a period of ten (10) years after the date of the Closing, the Stockholder Parties and their respective affiliates (as such term defined in the regulations under the Exchange Act) shall not in any manner, directly or indirectly:

(i) Acquire any equity securities of the Company, any securities that are convertible into or exchangeable for equity securities of the Company or any securities that derive their value from the value of the equity securities of the Company, except that Stockholders may make purchases of Common Stock as bona fide passive investments after the Closing hereunder in an aggregate amount not exceeding 4.9% of the Common Stock then outstanding; provided, that Stockholders may only retain such shares purchased after the Closing for so long as they remain in compliance with all of the provisions of this Agreement, including Section 6.2);

(ii) Effect, propose, or participate in, or in any way assist any Person to effect, propose or participate in, any acquisition of record or beneficial ownership of any securities in or assets of the Company, any tender or exchange offer, merger, purchase of assets, recapitalization, restructuring, liquidation or other extraordinary transaction with respect to the Company other than as and to the extent permitted by Section 6.2(a)(i);

(iii) Make, participate in or assist any “solicitation” of “proxies” (as such terms are used and defined in the regulations under the Exchange Act), including without limitation, the solicitation of any consents to vote or withholding of votes of equity securities of the Company;

(iv) Form, participate in or in any manner assist in the formation or continuation of a “group” (as defined for purposes of Section 13(d) of the Exchange Act) with respect to acquiring, holding, voting or disposing of any equity securities of the Company or otherwise act, alone or in concert with others, to seek to control, or to influence the management, Board of Directors or any committee thereof, or policies of the Company;

(v) Take any action that might require the Company to make a public announcement regarding any of the above types of matters or enter into any discussions or arrangements with any other Person with respect to any of the foregoing; and

(vi) Request the Company, including its Board of Directors and management, to amend or waive any of the foregoing restrictions.

(b) The Stockholder Parties shall take all such action as shall be necessary or appropriate to assure that any shares of Common Stock of the Company held or controlled by them from time to time shall:

(i) Be represented in person or by proxy at all stockholder meetings of the Company so as to be counted toward a quorum for the transaction of business;

(ii) Be voted for the election of the director nominees proposed by the board of directors of the Company; and

(iii) Be voted on all other matters in the same proportions as the other outstanding shares of Common Stock of the Company are voted.

6.3 Further Assurances. Each of the parties hereto agrees to use its best efforts to take, or cause to be taken, all actions, and to do or cause to be done, and to assist and cooperate with the other party hereto in doing, both on and after the Closing, all things reasonably necessary, proper or advisable to consummate and make effective, the Contemplated Transactions.

6.4 Public Announcements. Prior to the Closing, except as may be required by applicable Legal Requirements, including the requirements to file reports pursuant to Section 13(d) and Section 16(a) of the Exchange Act, or the rules of the NASDAQ Stock Market, no public announcement regarding the Contemplated Transactions or this Agreement shall be made by any party or their respective representatives or affiliates, without the prior written agreement of each party hereto. Each party to this Agreement shall make available to the other parties to this Agreement the text of any press release or filing with the SEC that such party proposes to issue or make to describe and reflect the completion of the Contemplated Transactions in a sufficient period of time prior to the Closing to permit such other parties to review and comment on the same. No party hereto shall, prior to or after the Closing, make any disparaging or unfavorable comments regarding any of the other parties hereto.

ARTICLE VII.

TERMINATION

7.1 Termination Events. This Agreement may, by written notice given prior to or at the Closing, be terminated:

(a) by either the Company or the Stockholder Parties if a material breach of any provision of this Agreement has been committed by the other party and such breach has not been waived in writing;

(b) by mutual written consent of the Company and the Stockholder Parties; or

(c) by either the Company or the Stockholder Parties if the Closing has not occurred (other than through the failure of any party seeking to terminate this Agreement to comply fully with its obligations under this Agreement) on or before March 31, 2004, or such later date as the parties may agree upon in writing.

7.2 Effect of Termination. Each party’s right of termination under Section 7.1 is in addition to any other rights it may have under this Agreement or otherwise, and the exercise of a right of termination will not be an election of remedies. If this Agreement is terminated pursuant to Section 7.1, all further obligations of the parties under this Agreement will terminate; provided, however, that if this Agreement is terminated by a party because of the breach of this Agreement by the other party or because one or more of the conditions to the terminating party’s obligations under this Agreement is not satisfied as a result of the other party’s failure to comply with its obligations under this Agreement, the terminating party’s right to pursue all legal and equitable remedies will survive such termination unimpaired.

ARTICLE VIII.

MISCELLANEOUS

8.1 Survival of Warranties. The warranties, representations and covenants of the Company and the Stockholder Parties contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement and the Closing and shall in no way be affected by any investigation of the subject matter thereof made by or on behalf of the Stockholder Parties or the Company.

8.2 Assignment; Successors and Assigns. This Agreement may not be assigned without the written consent of all of the parties hereto. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.3 Governing Law. This Agreement shall be governed by the laws of the State of California. Each party irrevocably: (a) submits to the jurisdiction of any California State and Federal courts sitting in the County of Los Angeles, California with respect to matters arising out of or relating to this Agreement or the Contemplated Transactions; (b) agrees that all claims with respect to any such matters shall be brought, heard and determined in such California State or Federal courts; (c) waives, to the fullest possible extent, the defense of an inconvenient forum; (d) consents to service of process upon it by mailing or delivering such service to its address specified in Section 8.7 or to such other address or person as it shall have designated in writing as contemplated by Section 8.7; (e) agrees that a final judgment in any such action or proceeding shall be conclusive and binding and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; and (f) to the extent that it or its properties have or hereafter may acquire immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise), waives such immunity in respect of its obligations under this Agreement and otherwise in connection with the Contemplated Transactions.

8.4 Waiver of Jury Trial. Each party to this Agreement hereby waives its respective right to a jury trial of any permitted claim or cause of action arising out of this Agreement, any certificate delivered pursuant to this Agreement, the Contemplated Transactions, or any dealings between any of the parties hereto relating to the subject matter of this Agreement or the Contemplated Transactions. The scope of this waiver is intended to be all encompassing of any and all disputes that may be filed in any court and that relate the subject mater of this Agreement or any certificate delivered pursuant to this Agreement, including contract claims, tort claims, and all other common law and statutory claims. This waiver is irrevocable, meaning that it may not be modified either orally or in writing, and this waiver shall apply to any subsequent amendments, supplements or other modifications to this Agreement or any certificate delivered pursuant to this Agreement or to any other document or agreement relating to the Contemplated Transactions.

8.5 Attorney’s Fees. If any action at law or in equity is necessary to enforce or interpret any of the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney’s fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

8.6 Construction. When a reference is made in this Agreement to Articles or Sections such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. The titles, captions or headings of the Articles and Sections herein are for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement. Whenever the words “include,” “includes,” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not so stated. The term “Person” shall mean any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or other entity or Governmental Authority.

8.7 Notices. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party’s address as set forth below, or as subsequently modified by written notice.

To the Company:	Broadway Financial Corporation
4800 Wilshire Blvd.
Los Angeles, CA 90010
Attention: Paul C. Hudson
Facsimile: (323) 634-1717

With a copy to:	Mayer, Brown, Rowe & Maw LLP
350 South Grand Avenue
25th Floor
Los Angeles, CA 90071
Attn: James Walther, Esq.
Facsimile: (213) 625-0248

To the Stockholder Parties:	Hot Creek Ventures 1, L.P.
PO Box 3178
Gardnerville, NV 89410
Attention: David M.W. Harvey
Facsimile: (775) 823-5239

With a copy to:	Foley & Lardner, LLP
321 North Clark Street
Suite 2800
Chicago, Il 60610
Attention: Phillip Goldberg
Facsimile: (312) 832-4700

8.8 Amendments and Waivers. This Agreement may only be amended with the written consent of each of the parties hereto.

8.9 Enforceability; Severability. The parties hereto agree that each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then such provision shall be excluded from this Agreement and the balance of the Agreement shall be enforceable in accordance with its terms.

8.10 Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

8.11 Remedies. The Stockholder Parties acknowledge and agree that money damages would not be a sufficient remedy for any breach in the provisions of Article VI of this Agreement and that, in addition to any other available remedies, the Company shall be entitled to obtain equitable relief, including injunction and specific performance, in the event of any breach of such provisions, without necessity of proving actual damages or posting any bond or indemnity.

8.12 Entire Agreement. This Agreement and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

8.13 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

8.14 Facsimile Signatures. Any signature page delivered pursuant to this Agreement via facsimile shall be binding to the same extent as an original signature. Any party who delivers such a signature page agrees to later deliver an original counterpart to any party that requests it.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Securities Purchase Agreement as of the date first set forth above.

BROADWAY FINANCIAL CORPORATION

By:	/s/ Paul C. Hudson
Name:	Paul C. Hudson
Title:	Chief Executive Officer, President

HOT CREEK VENTURES 1, L.P.

By:	HOT CREEK CAPITAL, L.L.C., Its General Partner

	By:	/s/ David M.W. Harvey
	Name:	David M.W. Harvey
	Title:	Managing Member

HOT CREEK CAPITAL, L.L.C.

By:	/s/ David M.W. Harvey
Name:	David M.W. Harvey
Title:	Managing Member

HOT CREEK INVESTORS L.P.

By:	HOT CREEK CAPITAL, L.L.C.,
Its General Partner

	By:	/s/ David M.W. Harvey
	Name:	David M.W. Harvey
	Title:	Managing Member

/s/ David M.W. Harvey
DAVID M.W. HARVEY

S-1

Signature Page to Securities Purchase Agreement